                                                                   EXHIBIT 10.15



                               October 20, 1998



CONFIDENTIAL
------------

Mr. Harold M. Armstrong, Jr.
716 Sachem Circle
Slingerlands, NY  12159

Dear Harold:

     This letter agreement (this "Agreement") formalizes the agreement that we have reached regarding your voluntary resignation from Albany Molecular Research, Inc. (the "Company") as of the date hereof (the "Resignation Date"). The purpose of this Agreement is to establish an amicable arrangement for ending your employment relationship and to set forth our understanding with respect to certain outstanding shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and options to purchase Common Stock held by you or your affiliates. For purposes of this Agreement, all references to the "Company" shall include Albany Molecular Research, Inc., a New York corporation, and any of its subsidiaries.

     In exchange for the promises of you and the Company set forth below, you and the Company agree as follows:

     1. TERMINATION OF EMPLOYMENT. You hereby resign as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, as a member of the Board of Directors of the Company and from any other position (whether as an officer, director or employee) currently held by you with the Company or any of its subsidiaries effective as of the eighth day following your execution hereof (the "Resignation Date"). Said resignations are hereby accepted by the Company and on behalf of its subsidiaries effective as of the eighth day following your execution hereof.

     2. SEVERANCE. You shall receive on the Resignation Date, in consideration of the release of claims set forth in paragraph 10(a) and the other covenants set forth in this Agreement, an amount equal to your annual base salary as in effect on the date hereof plus an amount equal to your last bonus, in all cases subject to withholding under applicable law.

Mr. Harold M. Armstrong, Jr.
October 20, 1998
Page 2


Other than the payments described above, you shall not be entitled to any additional payments from the Company relating to your employment with the Company.

     3. BENEFITS. You and your beneficiaries shall be entitled to participate (at the Company's expense) in any and all medical and dental plans in which you and your beneficiaries are currently enrolled until the first anniversary of the Resignation Date at which time all such benefits shall terminate, subject to the rights of you and your beneficiaries to continue certain benefits in accordance with and subject to the law known as COBRA. In addition, the Company shall allow you and your beneficiaries to continue enrollment in such plans at your and their expense for the maximum period permitted under such plans. Your eligibility to participate in the Company's other employee benefit plans and programs ceases on or after the Resignation Date in accordance with the terms and conditions of each of those benefit plans and programs.

     4.  STOCK OWNERSHIP IN THE COMPANY.

     (a) You and the Harold M. Armstrong, Jr. Family Trust I (the "Trust") hereby agree to sell to the Company, and the Company hereby agrees to purchase, on the Resignation Date all of the shares of the Company's Common Stock beneficially owned or held of record by you or the Trust on the date hereof (including any shares subject to options to purchase) (the "Company Shares"), free and clear of any liens, claims or other encumbrances, at a price per share of Twenty Dollars ($20), less any exercise price due with respect thereto in the case of shares subject to options to purchase. Set forth on Appendix A hereto
                                                             ----------
is a schedule of all of the Company Shares and the purchase price to be paid by the Company with respect thereto. The Company hereby agrees that any option to purchase shares of Common Stock issued to you shall be deemed fully vested on the Resignation Date irrespective of the terms thereof and shall be deemed exercised by you on such date. In consideration for the Company Shares, the aggregate purchase price to be paid to you and the Trust is $9,919,800 (the "Purchase Price"). The Purchase Price shall be paid to you and the Trust on the Resignation Date by payments of $1,383,960 and $600,000 in cash, respectively, and the issuance of secured promissory notes in substantially the form attached hereto as Exhibit A in the principal amounts of $5,535,840 and $2,400,000 (the
          ---------
"Notes"), respectively. In connection with the Company's purchase of the Company Shares, you, the Trust and the Company shall also enter into Pledge Agreements in substantially the form attached hereto as Exhibit B (the "Pledge
                                                        ---------
Agreements"). From time to time after the date hereof, at the request of the Company and without further consideration, you and the Trust will execute and deliver further instruments of transfer and assignment and take such other action as the Company may reasonably require to more effectively transfer and

Mr. Harold M. Armstrong, Jr.
October 20, 1998
Page 3


assign to, and vest in, the Company, the Company Shares. The Company acknowledges and agrees that, notwithstanding a breach or claimed breach by you or the Trust of any of your obligations under this Agreement other than under this paragraph 4 at any time following the Resignation Date, the Company's obligation to purchase the Company Shares and to pay the obligations under the promissory notes described above will not be affected. In the event of any breach other than under this paragraph 4, the Company's sole recourse is limited to a claim for damages without set-off against the amounts due under the promissory notes.

     (b) In consideration of the Company's purchase of the Company Shares, you and the Trust hereby represent and warrant to the Company each of the following as of the date hereof:

          (i) This Agreement constitutes, and the other documents and instruments executed or to be executed hereunder, when executed and delivered in accordance herewith, constitute or will constitute, the valid and legally binding obligations of you and the Trust, enforceable against you and the Trust in accordance with their terms, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally.

          (ii) You and the Trust hold beneficial and record title to 503,068 shares of Common Stock (which includes any shares subject to options to purchase) in the aggregate, free and clear of all security interests, liens, encumbrances, options, pledges and other restrictions (together "Liens"), and such shares are the only shares of capital stock held by you or the Trust or with respect to which you or the Trust has any rights in the Company.

          (iii) The execution and delivery of this Agreement by you and the Trust and the consummation of the transactions contemplated hereby by you and the Trust will not violate any order, writ, injunction or decree of any court or other governmental body applicable to you or the Trust.

          (iv) You have full right, authority, power and capacity to enter into and deliver this Agreement on behalf of the Trust and each agreement, document and instrument to be executed and delivered by or on behalf of the Trust pursuant to, or as contemplated by, this Agreement and to carry out the transactions contemplated hereby and thereby on behalf of the Trust.

Mr. Harold M. Armstrong, Jr.
October 20, 1998
Page 4


     5. REPRESENTATIONS OF THE COMPANY. In consideration of your and the Trust's sale of the Company Shares, the Company hereby represents and warrants to you and the Trust each of the following as of the date hereof:

          (i) This Agreement constitutes, and the other documents and instruments executed or to be executed hereunder, when executed and delivered in accordance herewith, constitute or will constitute, the valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally.

          (ii) The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company will not violate any order, writ, injunction or decree of any court or other governmental body applicable to the Company.

          (iii) The Company hereby represents and warrants that the Company has full right, authority, corporate power and capacity to enter into and deliver, and the Company's Board of Directors has authorized, this Agreement, and each agreement, document and instrument to be executed and delivered by or on behalf of the Company pursuant to, or as contemplated by, this Agreement and to carry out the transactions contemplated hereby and thereby on behalf of the Company.

     6. RELEASE OF GUARANTEE. The Company shall use reasonable commercial efforts to have the Guarantee (the "Guarantee") made by you to the New York Job Development Authority released. In the event the Company is unable to have the Guarantee released, the Company hereby agrees to indemnify and hold harmless you and your heirs and beneficiaries at law or by will (each, an "Indemnified Party") from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) sustained, suffered or incurred by or made against any Indemnified Party arising out of, based upon or in connection with the Guarantee.

     7. CONFIDENTIALITY. You acknowledge that, in the course of performing services for the Company, you have had, and will from time to time have until the Resignation Date,

Mr. Harold M. Armstrong, Jr.
October 20, 1998
Page 5


access to information of a confidential or proprietary nature, including without limitation, all confidential or proprietary investment methodologies, trade secrets, proprietary or confidential plans, client identities and information, client lists, service providers, business operations or techniques, records and data ("Intellectual Property") owned or used in the course of business by the Company. You hereby agree always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone any Intellectual Property of the Company; provided that you may disclose Intellectual Property pursuant to (i) a
         -------- ----
valid subpoena or (ii) as otherwise required by law, but in either case only after providing the Company with prior written notice (to the attention of the Chief Executive Officer) as soon as reasonably practicable, but in no event less than five (5) business days before such disclosure is compelled, if practicable. You understand that your obligations with respect to Intellectual Property will continue until any such Intellectual Property has become, through no fault of yours, generally known to the public.

     8. RETURN OF PROPERTY. You hereby acknowledge that all documents, records, materials, software, equipment (other than two computers that are currently located at your home, provided that you delete or return all Intellectual Property stored thereon), information and other physical or Intellectual Property that have come into your possession or been produced or created by you in connection with your employment with or for the Company ("Property") have been and remain the sole property of the Company. You hereby acknowledge that you have returned to the Company all such Property.

     9. LITIGATION COOPERATION. You agree to cooperate fully with the Company in (i) the defense, prosecution or investigation of any claims or actions which already have been brought or threatened and of which you have knowledge, or which may be brought or threatened in the future against or on behalf of the Company or actions which already have been brought or which may be brought in the future against or on behalf of the Company relating to a period in which you were an employee of the Company and (ii) responding to, cooperating with, or contesting any governmental audit, inspection, inquiry or investigation, in either case that relate to events or occurrences that transpired during your employment with the Company. Your full cooperation in connection with such claims or actions shall include, without implication of limitation: being available to meet with counsel to prepare for discovery or trial; to testify truthfully as a witness when reasonably requested and at reasonable times designated by the Company; and to meet with counsel or other designated representative of the Company to prepare responses to and to cooperate with the Company's processing of governmental audits, inspections, inquiries or investigations. You agree that you will maintain the confidences and privileges of the Company. You will be reimbursed by the Company only

Mr. Harold M. Armstrong, Jr.
October 20, 1998
Page 6


for any reasonable out-of-pocket expenses that you reasonably incur in connection with such cooperation, subject to reasonable and satisfactory documentation. The Company will not exercise their rights under this paragraph so as to interfere with your ability to engage in gainful employment and shall endeavor to schedule your responsibilities hereunder so as not to interfere with your schedule so long as you promptly provide timely alternative dates on which you can fulfill your obligations hereunder.

     10. NON-DISPARAGEMENT AND COOPERATION DURING TRANSITION. You agree not to make or cause to be made, directly or indirectly, any statement to any person (other than immediate family members) criticizing or disparaging the Company or any of its stockholders, directors, officers or employees or commenting unfavorably or falsely on the character, business judgment, business practices or business reputation of the Company or any of its stockholders, directors, officers or employees. You agree that from the date of your receipt of this Agreement, you will cooperate fully with the Company in arranging for an orderly and professional transition of your responsibilities. You further agree that you will present the circumstances of your departure in a light that will not reflect unfavorably on the Company or its affiliates.

     11.  RELEASE.

     (a) You and the Trust hereby irrevocably and unconditionally release, acquit, and forever discharge the Company and its affiliates, securityholders, subsidiaries, affiliates and related entities and their respective current and former partners, members, officers, directors, agents, and employees, from any and all claims, demands, or causes of action based upon any past action, omission, or event, whether known or unknown, and whether or not in litigation which you or the Trust may have had from the beginning of time until the date hereof or which could be asserted by another on your behalf or the Trust's behalf, based on any action, omission, or event relating to your employment at the Company and/or the cessation thereof through the date hereof or your status a stockholder or director of the Company. This release includes actions claiming violation of Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000e et seq., the Age Discrimination in Employment Act, the Americans
             ------
with Disabilities Act, the New York Human Rights Law, the Rights of Persons with Disabilities Law of New York, the Smokers' Rights Law of New York, the Equal Rights Law of New York, all other labor laws of New York, and any other federal, state, or local law, order or regulation. This release also includes any claims for wrongful discharge or that the Company has dealt with you unfairly or in bad faith, and actions raising tortious claims, actions raising any claim of express or implied contract of employment, or any other cause of action or claims

Mr. Harold M. Armstrong, Jr.
October 20, 1998
Page 7


of violation of common law. This release is for any and all relief, without regard to its form or characterization. Included in this release are any and all claims for attorneys fees and for future damages allegedly arising from the alleged continuation of the effects of any past action, omission or event. Notwithstanding anything in this release to the contrary, this release shall not be construed to limit your right or the Trust's right to enforce this Agreement, the Notes or the Pledge Agreements. In executing this Agreement and agreeing to this release, you and the Trust acknowledge that you and the Trust have been informed that the Company may engage in an initial public offering of its Common Stock or enter into other transactions which may substantially increase the value of the Company's equity and that in selling the Company Shares pursuant to this Agreement you and the Trust will not participate in or receive the financial benefit of any such future events.

     (b) The Company hereby irrevocably and unconditionally releases, acquits, and forever discharges you and your (and your successors, assigns, heirs and survivors, or any of them), from any and all claims, demands, or causes of action based upon any past action, omission, or event, whether known or unknown, and whether or not in litigation which the Company may have or which could be asserted by another on the Company's behalf, based on any action, omission, or event relating to your employment at the Company and/or the cessation thereof through the date hereof or your status a stockholder or director of the Company other than with respect to acts or omissions by you during the course of your
----- ----
employment that constitute gross misconduct, gross negligence or that you did not believe in good faith were in, or not opposed to, the best interests of the Company. This release is for any and all relief, without regard to its form or characterization. Included in this release are any and all claims for attorneys fees and for future damages allegedly arising from the alleged continuation of the effects of any past action, omission or event. Notwithstanding anything in this release to the contrary, this release shall not be construed to limit the Company's right to enforce this Agreement, the Notes or the Pledge Agreements.

     12.  MISCELLANEOUS.

     You are advised to consult with an attorney before signing this Agreement.

     By signing this Agreement, you acknowledge that you are doing so voluntarily and only after consultation with your personal attorney. You also acknowledge that you are not relying on any representations by the undersigned or any other representative of the Company or any of its representatives concerning the meaning of any aspect of this Agreement.

Mr. Harold M. Armstrong, Jr.
October 20, 1998
Page 8


     You acknowledge that you have been given the opportunity, if you so desired, to consider this Agreement for twenty-one (21) days before executing it. If not signed by you and returned to Thomas E. D'Ambra, Ph.D., Chairman and Chief Executive Officer, Albany Molecular Research, Inc., 21 Corporate Circle, Albany, NY 12203-5154, so that he receives it by close of business on the twenty-second (22nd) day after your receipt of the Agreement, this Agreement will not be valid. In addition, if you breach any of the conditions of the Agreement within the twenty-one (21) day period, the offer of this Agreement will be withdrawn and your execution of the Agreement will not be valid. In the event that you execute and return this Agreement within twenty-one (21) days or less of the date of its delivery to you, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this letter agreement for the entire twenty-one (21) day period. The Company acknowledges that for a period of seven (7) days from the date on which you execute this Agreement, you shall retain the right to revoke this Agreement by written notice delivered to Dr. D'Ambra at the address indicated above, and that this Agreement shall not become effective or enforceable until the expiration of such revocation period.

     In the event of any dispute, this Agreement will be construed as a whole, will be interpreted in accordance with its fair meaning, and will not be construed strictly for or against either you or the Company. The laws of New York will govern any dispute about this Agreement, including any interpretation or enforcement of this Agreement. In the event that any provision or portion of a provision of this Agreement shall be determined to be unenforceable, the remainder of this Agreement shall be enforced to the fullest extent possible as if such provision or portion of a provision were not included. This Agreement may be modified only by a written agreement signed by you and the Trust and an authorized representative of the Company.

     The Company is executing this Agreement with you and the Trust on behalf of itself and each of its subsidiaries.

Mr. Harold M. Armstrong, Jr.
October 20, 1998
Page 9


     If you and the Trust agree to these terms, please sign and date below and return this Agreement to the undersigned within the time limitation set forth above.

                                 Sincerely,

                                 ALBANY MOLECULAR RESEARCH, INC.


                                 By:  /s/ Thomas E. D'Ambra, Ph.D.
                                      --------------------------------------
                                 Name:  Thomas E. D'Ambra, Ph.D.
                                 Title: Chairman and Chief Executive Officer


ACCEPTED AND AGREED TO:



/s/ Harold M. Armstrong, Jr.
--------------------------------
Harold M. Armstrong, Jr.

Dated: October 20, 1998



HAROLD M. ARMSTRONG JR. FAMILY TRUST I


By:/s/ Harold M. Armstrong, Jr.
   -----------------------------------
Name:  Harold M. Armstrong, Jr.
Title: Trustee

Dated: October 20, 1998

                                  APPENDIX A

                                                SHARES
                                               ISSUABLE       AGGREGATE     NET
                              NUMBER OF      UPON EXERCISE    EXERCISE    PURCHASE
SECURITYHOLDER               SHARES HELD   OF STOCK OPTIONS     PRICE      PRICE
--------------------------  -------------  ----------------  -----------  --------

HAROLD M. ARMSTRONG, JR.
                             263,931                                --     $5,278,620
                                                 75,000        $37,500      1,462,500
                                                  7,547         51,999         98,941
                                                  6,590         52,061         79,739
                                                                          -----------
                                                     TOTAL PURCHASE PRICE  $6,919,800

HAROLD M. ARMSTRONG, JR.
FAMILY TRUST I
                             150,000                                --     $3,000,000
                                                                          -----------
                                                     TOTAL PURCHASE PRICE  $3,000,000


                                                 AGGREGATE PURCHASE PRICE  $9,919,800
                                                                          ===========

                                   EXHIBIT A
                                   ---------

                            SECURED PROMISSORY NOTE


$[5,535,840][2,400,000]                          October ___, 1998

     FOR VALUE RECEIVED, Albany Molecular Research, Inc., a New York corporation (the "Corporation"), hereby promises to pay to the order of [Harold M. Armstrong, Jr., an individual] [the Harold M. Armstrong, Jr. Family Trust I, a trust formed under the laws of the State of [New York]] (the "Payee"), the principal sum of [Five Million Five Hundred Thirty-Five Thousand Eight Hundred Forty] [Two Million Four Hundred Thousand] Dollars ($[5,535,840][2,400,000]) (the "principal"), together with interest on the unpaid principal accruing at a rate per annum equal to the prime rate, as published from time to time in The Wall Street Journal (New York Edition) (the "Prime Rate"), subject to increase after an Event of Default.

     1.   Payment of Principal and Interest.  The Corporation shall pay to the
          ---------------------------------
Payee, within ten (10) days after the end of each calendar quarter, all accrued and unpaid interest on the outstanding principal amount. The Corporation shall also pay to the Payee, within ten (10) days after the end of each anniversary of the date of this Note, an amount equal to one-fifth (1/5) of the original principal amount (less any principal prepaid as of such date and not applied to offset a prior principal payment), plus all accrued and unpaid interest thereon. All payments made by the Corporation to the Payee under this Note shall be made in lawful tender of the United States and shall be credited first to the accrued interest and the remainder shall be applied to principal. In any event, any principal then unpaid shall be due and payable, with accrued interest thereon, on the earliest of: (i) the date of the closing of a public offering of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to an effective registration statement under the Securities Act of 1933; or (ii) the fifth anniversary of the date of this Note (the "Maturity Date").

     2.   Security for Note.  To secure the obligations of the Corporation under
          -----------------
this Note, the Corporation has executed and delivered to the Payee that certain Pledge Agreement dated as of October ___, 1998 (the "Pledge Agreement"), pursuant to which the Corporation has pledged [282,455][120,000] shares of the Corporation's Common Stock.

     3.   Events of Default; Remedies.  In the event that:  (i) there occurs an
          ---------------------------
assignment for the benefit of creditors or commencement of any proceeding under any insolvency law by or against the Corporation, (ii) the Corporation shall default in the payment or performance of any obligation represented by this Note and such default shall continue for thirty days or (iii) any default shall occur under the Pledge Agreement (each, an "Event of Default"), all principal and interest shall, at any time, at the option of the Payee, forthwith become due and payable notwithstanding the stated term and Maturity Date. The obligation of the Corporation to pay amounts due and payable hereunder shall be absolute and unconditional, and the Payee shall have full recourse to recover amounts due and payable hereunder. From and after an occurrence of an Event of Default and at all times while it is continuing, until all obligations hereunder are paid in full, the interest rate shall increase to two (2) percentage points above the Prime Rate.

     4.   Prepayment.  This Note may be prepaid in whole or in part without
          ----------
penalty.

     5.   Fees and Expenses.  Corporation agrees to pay all charges (including
          -----------------
reasonable attorney's fees) of Payee in connection with the collection and/or enforcement of this Note or in protecting or preserving the security for this Note, whether or not suit is brought against Corporation.

     6.   Waivers of Certain Rights.  The Corporation hereby waives presentment,
          -------------------------
demand, notice and protest, and acceptance, endorsement, performance, default or enforcement of this Note, assents to any and all extensions or postponements of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and/or to the addition or release of any other party or person primarily or secondarily liable, and generally waives all suretyship defenses and defenses in the nature thereof.

     7.   No Waiver.  The failure of Payee at any time to exercise any option or
          ---------
right hereunder shall not constitute a waiver of Payee's right to exercise such option or right at any other time.

     8.   Notices and Demands.  Any notice or demand which, by any provision of
          -------------------
this Note, except as otherwise provided herein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes three days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or by express delivery providing receipt of delivery.

     9.   Assignability.  This Note shall be binding upon and inure to the
          -------------
benefit of the successors of each of the parties hereto, but it shall not be assignable by the Corporation. The Payee may assign or otherwise transfer this Note to any other person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment or transfer, with all the rights in respect thereof granted to the Payee herein.

     10.  Record of Payments.  The Payee need not enter payments of principal or
          ------------------
interest upon this Note but may maintain a record thereof on a separate ledger maintained by the Payee.

     11.  Governing Law.  This Note shall be governed by, construed, and
          -------------
enforced in accordance with the laws of the State of New York. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect. If the payment of any interest due hereunder would subject Payee to any penalty under applicable law, then the payments due hereunder shall be automatically reduced to what they would be at the highest rate authorized under applicable law. Any dispute or controversy in connection with this Note shall be determined and settled by a court of competent jurisdiction. Each party shall bear his or its own expenses, including fees and disbursements of attorneys, accountants and witnesses; provided that, in the event the court determines that the Corporation has breached its payment obligations under this Note, the Corporation shall reimburse the Payee for all reasonable expenses incurred by [him][it] to enforce [his][its] rights under this Note.

     12.  Maximum Rate of Interest.  All agreements between the Corporation and
          ------------------------
the Payee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.

     This Note shall take effect as an instrument under seal.

WITNESS:                            CORPORATION:

                                    ALBANY MOLECULAR RESEARCH, INC.



-------------------------           By: -------------------------
Name:                               Name:  Thomas E. D'Ambra, Ph.D.
                                    Title:  Chairman and Chief Executive Officer

                                   EXHIBIT B
                                   ---------

                                PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT (the "Agreement"), dated as of October ___, 1998, is entered into by and between Albany Molecular Research, Inc., a New York corporation (the "Corporation"), and [Harold M. Armstrong, Jr., an individual] [the Harold M. Armstrong, Jr. Family Trust I, a trust formed under the laws of the State of [New York]] (the "Pledgee"). In consideration of the Pledgee accepting a promissory note (the "Note") from the Corporation as partial consideration for the Corporation's purchase all of the Pledgee's shares of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), the Corporation hereby agrees as follows:

     Section 1.  Pledge.  The Corporation hereby pledges, assigns and transfers
                 ------
to the Pledgee, and grants to the Pledgee a security interest in, [282,454][120,000] shares of the Corporation's Common Stock (as adjusted to reflect stock splits, stock dividends or the like) ("Collateral"), including any distributions, dividends or other payments made in connection with the Collateral or other securities, instruments and other property issued or accepted in substitution for or in addition to any of the Collateral (in each case determined as if such shares were issued and outstanding at the time of any distributions, dividends or other payments on shares of Common Stock or the issuance or acceptance of any other securities, instruments and other property in substitution for or in addition to shares of Common Stock).

     Section 2.  Obligations.  This Agreement and the security interest granted
                 -----------
hereby secure the payment of all obligations of the Corporation to the Pledgee under the Note issued by the Corporation to the Pledgee on the date hereof (the "Obligations"), and the Obligations of the Corporation under this Agreement, and any and all renewals or extensions thereof. So long as any of the Obligations are outstanding, unless and until the Corporation shall be in default hereunder or there shall be any default of any of the Obligations, the Corporation shall retain all rights of ownership with respect to the Collateral. In the event the Obligations shall be in default or in the event that the Corporation shall be in default under the terms hereof, the Pledgee may, in its discretion, vote and exercise all of the powers of an owner with respect to any of the relevant Collateral. Without limiting the generality of the other remedies provided herein and in addition thereto, in the event any of the Obligations shall be in default or upon any default by the Corporation hereunder, the Pledgee after the occurrence of an Event of Default may take all steps necessary to cause the Collateral to be transferred into the name of the Pledgee, including but not limited to taking steps necessary to comply with restrictions on sale or transfer of the interest constituting such Collateral, and in connection therewith the Corporation appoints the Pledgee such Corporation's attorney-in-fact to execute and deliver such offers, tender offers, certificates, documents or instruments of every nature or description required for the purpose of the transfer of such Collateral into the name of the Pledgee, or any other person.

     If any cash distribution or dividend is made in respect of any Collateral (other than from the Pledgee pursuant to Section 3 hereof), the Corporation shall accept the same in trust for the Pledgee.

     If any stock certificate or option is issued, whether as an addition to, as a distribution, dividend or payment on, in substitution of, in exchange for or as evidence of Corporation's interest in any Collateral, or otherwise, the Corporation shall accept same in trust for the Pledgee.

     The Corporation is herewith delivering to the Pledgee all certificates or instruments representing or evidencing Collateral, if any, in suitable form for transfer or delivery, or accompanied by duly executed instruments of transfer or assignment to be held subject to the preceding paragraph.

     Section 3.  Release of  Collateral.  Upon each principal payment by the
                 ----------------------
Corporation to the Pledgee under the Note, the Pledgee shall promptly release a proportionate amount of the Collateral such that the total amount of Collateral released at any time shall always bear the same proportion to the amount of the total Collateral hereunder as the amount of principal paid at such time bears to the amount of original principal under the Note.

     Section 4.  Representations and Warranties.  The Corporation represents and
                 ------------------------------
warrants to the Pledgee as follows:

     (a) The Corporation is, and (as to any substitute or additional Collateral) shall be, the sole owner of the Collateral pledged by the Corporation, free and clear of any lien, security interest, option or other charge or encumbrance, except for (i) the security interest created by this Agreement and (ii) restrictions imposed by applicable laws, and, subject to the same exceptions, the Corporation has and shall have the right to transfer such Collateral and to grant a security interest therein to the Pledgee as provided in this Agreement.

     (b) No effective financing statement or similar notice covering any Collateral pledged by the Corporation is or shall be on file in any recording office, and no other pledge or assignment thereof has been made, or shall have been made, other than in favor of the Pledgee, except as the Pledgee may approve.

     Section 5.  Further Action by Corporation.  The Corporation shall, at the
                 -----------------------------
expense of the Corporation, promptly execute and deliver all further notices, instruments and documents, including, without limitation, financing statements, and take all such further action as may be reasonably necessary or reasonably advisable or as the Pledgee at any time may reasonably request, in order to perfect, preserve and protect the security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce such rights, powers and remedies with respect to Collateral.

     Section 6.  Preservation of Collateral.
                 --------------------------

     (a) The Pledgee shall give to the Collateral the same degree of care and protection which it gives to its own property, provided, however, that the Pledgee shall have no liability to the Corporation for any losses, costs, expenses or damages due to any acts or omissions of third parties, or due to any acts of God or other causes beyond its control. The Pledgee shall have no duty to preserve any rights with respect to any Collateral, including, without limitation, rights against prior parties, or to take, or to notify the Corporation of the need to take, any action respecting any rights, privileges or options relating to any Collateral. To replace any certificates, however, the Corporation shall not be required to supply any bond or other indemnity.

     (b) The Corporation shall furnish to the Pledgee, promptly upon receipt thereof, copies of all material notices, requests and other documents received by the Corporation relating to Collateral unless the same were sent by the Pledgee.

     (c) The Corporation shall not (i) sell, assign, transfer or otherwise dispose of any Collateral, or create or suffer to exist any lien, security interest, assignment by operation of law or other charge or encumbrance on, or with respect to, any Collateral, except for the security interest created by this Agreement, or (ii) attempt any action prohibited by paragraph (c)(i) of this Section 6.

     Section 7.  Defaults.  A default (an "Event of Default") shall be deemed to
                 --------
have occurred hereunder if (a) the Corporation fails in any material respect to perform any material obligation hereunder, if any material representation or warranty hereunder was untrue in any material respect when made, or if any default or Event of Default by the Corporation occurs under the Note or any agreement evidencing, or constituting or granting security for, the Obligations, and (b) the Pledgee gives to the Corporation written notice thereof and such default shall not have been cured within fourteen (14) days or such additional time as may be required to effect such cure if diligently pursued.

     Section 8.  Remedies.  Upon and after the occurrence of any Event of
                 --------
Default which is then continuing or which has not been cured within the time period given for such cure:

     (a) The Pledgee may exercise its rights with respect to the Collateral, without regard to the existence of any other security or source of payment for Obligations, including without limitation the rights set forth in Section 2, and may demand, sue for collection or make any other compromise or settlement with respect to other rights and remedies provided for herein or otherwise available to it, and the Pledgee shall have all of the rights and remedies of a secured party in New York under the Uniform Commercial Code.

     (b) Except as specifically reserved herein, the Corporation waives all suretyship defenses at law and in equity, including waste and impairment of Collateral, and further waives the requirement of any demand and presentment. Twenty-one (21) days' prior notice to the Corporation at the address provided below or at such other address as the Corporation shall provide to the Pledgee in writing for such purpose, of the time and place of any public sale of Collateral, or of the time after which any private sale or any other intended disposition is to be made, shall constitute reasonable notification.

     (c) The Pledgee is authorized at any such sale (including without limitation any sale to itself or any affiliate of the Pledgee, the same being expressly authorized and contemplated herein), if the Pledgee deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof. Sales made subject to such restriction shall not, solely by reason thereof, be deemed not to have been made in a commercially reasonable manner.

     (d) The Pledgee is specifically authorized, with respect to any Collateral that consists of security, to acquire such Collateral itself or to transfer such Collateral to any affiliate of the Pledgee at a price which shall be determined reasonably and in good faith by the mutual agreement of the Corporation and the Pledgee. The Corporation expressly waives any requirement that the Pledgee conduct a public or private sale with respect to such security and agrees that such a disposition is commercially reasonable.

     (e) In case of any sale of all or part of the Collateral on credit for future delivery, the Collateral so sold shall be retained by the Pledgee until the purchase price is paid. The Pledgee shall incur no liability in case of the failure of the purchaser to pay for the Collateral as so sold if the Collateral is recovered, or of the failure of the Pledgee to make any sale of Collateral after giving notice thereof, and in case of any such failure, such Collateral may again be sold.

     (f) All cash proceeds received by the Pledgee in respect of any sale, collection or other enforcement or disposition of Collateral shall be applied (after deduction of any amounts payable to the Pledgee for reasonable expenses of the sale, collection or disposition of Collateral) against Obligations in such order as the Pledgee shall elect in accordance with the terms of the Note. Upon payment in full of all Obligations, the Corporation shall be entitled to the return of all Collateral pledged by it and all proceeds thereof, which have not been used or applied toward the payment of Obligations as herein authorized.

     Section 9.  Waivers and Remedies.  Except as otherwise provided herein or
                 --------------------
by law, the Corporation waives presentment, demand, notice and protest, notice of acceptance of this Agreement, and except as provided in Section 8(b) notice of all action by the Pledgee in reliance hereon. No failure by the Pledgee to exercise, no delay by the Pledgee in exercising, and no single or partial exercise of, any right, remedy or power hereunder or under any other agreement relating to the Obligations or to Collateral shall operate as a waiver thereof, or of any other right, remedy or power at any time. No amendment, modification or waiver of any provision of this Agreement shall be effective unless contained in a writing signed by the Pledgee. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Pledgee and the

Corporation, not only hereunder, but also under any promissory note or notes of the Corporation held by the Pledgee, any other agreements of the Corporation with the Pledgee and applicable law, are cumulative and may be exercised successively, concurrently or alternatively.

     Section 10.  Term; Binding Effect.  This Agreement shall remain in full
                  --------------------
force and effect until payment and satisfaction in full of all Obligations, shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Pledgee and its successors and assigns.

     Section 11.  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of New York, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction. Unless otherwise defined herein, all words and terms used in this Agreement shall have the meanings provided in the New York Uniform Commercial Code. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such provision shall be deemed to be modified to comply with applicable law or if not able to be so modified, shall be deemed to be severed from the Agreement, the remaining provisions of which to be valid and enforceable.

     Section 12.  Signatures.  This Agreement may be executed in counterparts.
                  ----------

     Section 13.  Headings.  The captions in this Agreement have been included
                  --------
for reference only and shall not define or limit the provisions hereof.

     EXECUTED as of the date first set forth above.


                                  CORPORATION:

                                  ALBANY MOLECULAR RESEARCH, INC.


                                  By: ________________________________
                                  Name:  Thomas E. D'Ambra, Ph.D.
                                  Title: Chairman and Chief Executive Officer


                                  PLEDGEE:



                                  ____________________________________